SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 26, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

          On March 26, 2004, Pacific Gas and Electric Company (Utility) and its parent, PG&E Corporation, two of the proponents of the Utility’s confirmed plan of reorganization (Plan) under Chapter 11 of the U.S. Bankruptcy Code, notified the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) that they have determined that the California Public Utilities Commission (CPUC) has given “Final Approval” (as such term is defined in the Plan) of (1) the settlement agreement entered into by the CPUC, the Utility and PG&E Corporation on December 19, 2003 and (2) all rates, tariffs and agreements necessary to implement the Plan for purposes of satisfying the conditions to Plan effectiveness specified in Section 8.2(f) and 8.2(h), respectively, of the Plan.

          Also, on March 26, 2004, PG&E Corporation, the Utility, and the other proponent of the Plan, the Official Committee of Unsecured Creditors, notified the Bankruptcy Court that all conditions precedent to the effectiveness of the Plan (which are set forth in Section 8.2 of the Plan) were satisfied on March 26, 2004.  Under the Plan, the “Distribution Record Date” is the first business day after the conditions specified in Section 8.2 have been satisfied and the “Effective Date” is the tenth business day after the Distribution Record Date.  Accordingly, the proponents notified the Bankruptcy Court that the Distribution Record Date will occur on March 29, 2004 and the Effective Date will occur on April 12, 2004.

          Holders of allowed claims or equity interests as of the close of business on the Distribution Record Date are entitled to the distributions that will be made under the Plan on the Effective Date or as soon as practicable thereafter.  The Utility will have no obligation to recognize any transfer of any allowed claim or equity interest occurring after the Distribution Record Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
LINDA Y.H. CHENG

Linda Y.H. Cheng Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
LINDA Y.H. CHENG

Linda Y.H. Cheng Corporate Secretary

Dated: March 26, 2004